LIMITED POWER OF ATTORNEY FOR SECTION 13 AND 16 REPORTING OBLIGATIONS Know all by these presents, that the undersigned hereby makes, constitutes and appoints each of Alison E. Baur, Navid J. Tofig]l, Jane E. Trust, Christopher Berarducci, Thomas C. Mandia, Tara E. Gormel, Marc De Oliveira, Bryan Sutherland, Stephen Aspromonte, Mitchell O'Brien, Patrick DeLoia, Dana Scribner-Shea, Stephen J. Tate and Venice Monagan each acting individually, as the undersigned's true and lawful attorney-in-fact: with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to: l. prepare, execute, acknowledge, deliver and file Forms ID, Schedules 130 and 13G, and Fonns 3,4 and 5 (including any amendments thereto and any related documentation) with the United States Securities and Exchange Commission and any national securities exchanges relating to Franklin Resources, Inc. ("FRI") and/or any registered closed-end company to which an affiliate of FRI is an investment adviser (each, a "Reporting Entity"), as considered necessary or advisable under Regulation S-T and Sections 13(d) and l6(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the "Exchange Act"); and 2. seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the securities of any Reporting Entity from any person, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and 3. perform any and all other acts which in the discretion of such attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing. The undersigned acknowledges that: I. this Limited Power of Attorney authorizes, but does not require, each such attorney-in-fact to act in their discretion on information provided to such attorney-in-fact without independent verification of such information; 2. any documents prepared and/or executed by any such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable; 3. none of FRI, any Reporting Entity nor any of such attorneys-in-fact assumes (i) any liability for the undersigned's responsibility to comply with the requirements of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requjrements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and 4. this Limited ,Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including without limitation, the reporting requirements wider Section 16 of the Exchange Act. Toe undersigned hereby gives and grants each of the foregoing attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that each such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney, and indemnifies each of the foregoing attorneys-in-fact a0oainst any loss of any nature whatsoever arising in connection therewith. This Limited Power of Attorney revokes all previous powers of attorney with respect to the subject matter of this Limited Power of Attorney and shall remain in full force and effect until revoked by the undersigned in a signed w r i t i n g delivered to each such attorney-in-fact. In the event an attorney-in-fact ceases to be an employee of FRI or its affiliates or ceases to perform the function ID connection with which he or she was appointed attorney-infact prior to such time, this Limited Power of Attorney shall cease to have effect in relation to such attorney-in-fact upon such-cessation but shall continue in full force and effect in relation to any remaining attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of this 12th day of November, 2024. Signature Peter Mason Print Name